Exhibit 99.2

                               AXA FINANCIAL, INC.
    RECONCILIATION OF AXA US LIFE & SAVINGS CONTRIBUTION TO AXA IFRS REVENUES
          WITH CONSOLIDATED AXA FINANCIAL, INC. PREMIUMS UNDER US GAAP
                                  (in millions)

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                                                                                         1H'04      1H'05
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

CONTRIBUTION TO AXA IFRS REVENUES PER AXA PRESS RELEASE           IN EURO

          Gross Premiums                                                                  5,966      6,178
          Other Revenues (A)                                                                217        445
                                                                                          -----      -----
TOTAL CONTRIBUTION TO IFRS REVENUES                                                       6,183      6,623

                                      Average exchange rate      US$1.00 =                0.815      0.778

                                                                    IN US$                7,586      8,513

Reconciling Items:

Less:     Other Revenues (A)                                                               (267)      (573)
Less:     Deposits from Universal life and investment-type product
            policy fee income (B)                                                        (6,735)    (6,920)
Less:     Reinsurance ceded premiums  (C)                                                  (122)      (213)
                                                                                          -----      -----
              Total Reconciling items                                                    (7,124)    (7,706)
                                                                                          -----      -----

CONSOLIDATED AXA FINANCIAL, INC. US GAAP PREMIUMS                                           462        807
                                                                                          -----      -----
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(A)  Represents fees received from servicing and advisory business and fees on the sales of Mutual Funds reported within Commissions, Fees & Other Income in the US GAAP Statement of Earnings

(B) Reflected as an increase to Policyholder Account Balances in the US GAAP Balance Sheet

(C)  Reflected as a reduction to Premiums in the US GAAP Statement of Earnings